Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 25 to the Registration Statement on Form N-2 (“Amendment No. 25”) of our report dated October 25, 2007, relating to the financial statements of Highland Floating Rate Fund, which are incorporated by reference in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in Amendment No. 25.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
December 18, 2007